Exhibit 99

Release Date:	Further Information:

IMMEDIATE RELEASE	David J. Bursic
April 30, 2014	President and Chief Executive Officer

WVS FINANCIAL CORP. TO REPURCHASE

UP TO 106,000 SHARES OF COMMON STOCK

PITTSBURGH, PENNSYLVANIA—WVS Financial Corp. (NASDAQ:WVFC), the holding company for West View Savings Bank, announced today that the Company’s Board of Directors authorized the reopening of its Tenth Stock Repurchase Program. The Tenth Stock Repurchase Program was originally announced on January 28, 2009 and targeted 106,000 shares. The Tenth Stock Repurchase Program was suspended on October 26, 2010 after repurchasing 64,255 common shares. The Company intends on repurchasing 41,745 shares of Company common stock from time to time in open market or private transactions as, in the opinion of management, market conditions warrant.

The repurchased shares will be held as treasury stock and may be reserved for issuance pursuant to the Company’s stock benefit plans.

WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC-insured savings bank which conducts business in the North Hills suburbs of Pittsburgh, Pennsylvania.

# # #